SETTLEMENT AGREEMENT

BETWEEN

EASTMAN KODAK COMPANY, ON BEHALF OF ITSELF AND THE OTHER DEBTORS AND DEBTORS-IN-POSSESSION IN IN RE EASTMAN KODAK COMPANY, CASE NO. 12-10202 (ALG),

AND

THE OFFICIAL COMMITTEE OF RETIRED EMPLOYEES OF EASTMAN KODAK COMPANY, ET AL., AS THE SOLE REPRESENTATIVE OF ALL RETIRED EMPLOYEES RECEIVING RETIREE BENEFITS

November 6, 2012

Settlement Agreement

This Settlement Agreement (the “Agreement”) is entered into as of the date hereof by and between Eastman Kodak Company (“Kodak”), on behalf of itself and the other debtors and debtors-in-possession in In re Eastman Kodak Company, Case No. 12-10202 (ALG)
(collectively, the “Debtors”), and the Official Committee of Retired Employees (the “1114 Committee”).  The 1114 Committee enters into this Agreement as the sole authorized representative under section 1114 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
(the “Bankruptcy Code”), as appointed by the United States Trustee on May 3, 2012 and May 17, 2012, of Retirees (as defined below) receiving retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) under a plan or program maintained or established by the
Debtors (collectively, the “Retiree Benefits”).

WHEREAS, on January 19, 2012 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Court”), and each of these chapter 11 cases are being jointly administered under Case No. 12-10202 (ALG) (the “Bankruptcy Cases”);

WHEREAS, the Debtors are operating their business and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, on February 27, 2012, the Debtors filed the Motion for an Order Authorizing Debtors to Terminate Non-Vested Medicare Enhancement Benefits for Post-1991 Retires (the “Termination Motion”) [Docket No. 432];

WHEREAS, in response to objections by several retiree groups and after a hearing with the Court, the Debtors withdrew the Termination Motion without prejudice and consented to the formation of the 1114 Committee in order to attempt to negotiate a consensual resolution regarding their Retiree Benefits liability;

WHEREAS, on April 16, 2012, the Court entered an order directing the United States Trustee to appoint the 1114 Committee to serve as the sole authorized representative of the Retirees under section 1114 of the Bankruptcy Code [Docket No. 852];

WHEREAS, on May 3, 2012, the United States Trustee filed an Appointment of Official Committee of Retired Employees [Docket No. 1096] and an Amended Appointment of Official Committee of Retired Employees [Docket No. 1097]; and on May 17, 2012, filed a
Second Amended Appointment of Official Committee of Retired Employees [Docket No. 1206];

WHEREAS, on July 9, 2012, the 1114 Committee commenced an adversary proceeding, Official Committee of Retired Employees of Eastman Kodak Company, et al. v. Eastman Kodak Company, et al., Adv. Proc. No. 12-01747 (the “Adversary Proceeding”), seeking a declaratory judgment that section 1114 of the Bankruptcy Code applies to all retiree benefits (as such term is defined in section 1114(a) of the Bankruptcy Code), whether or not those benefits are vested; and on September 19, 2012, the Debtors and the 1114 Committee
stipulated to a stay of the Adversary Proceeding until the earlier of (a) the date the Debtors file a motion or application to modify retiree benefits (under section 1114 of the Bankruptcy Code or otherwise) or (b) December 31, 2012;

WHEREAS, since the appointment of the 1114 Committee, the Parties have engaged in extensive, good faith negotiations, pursuant to section 1114(f)(2) of the Bankruptcy Code, and the Debtors believe they have provided the 1114 Committee with all information necessary to evaluate the Debtors’ proposals regarding the Retiree Benefits;

WHEREAS, the Parties have concluded that because of, among other things, the complexity, inherent delay, uncertainties, and substantial expense of litigating the issues and disputes between them, and the concomitant negative impact and disruption to the Debtors and their reorganization efforts, it is in their respective best interests to resolve the disputed issues and related matters on the terms set forth in this Agreement;

WHEREAS, as a result of the negotiations and the information provided to the 1114 Committee, the Parties have reached an agreement regarding modifications of the Retiree Benefits as reflected herein; and

WHEREAS, on October 10, 2012, the Debtors filed the Motion for an Order Pursuant to Sections 105, 363 and 1114 of the Bankruptcy Code and Bankruptcy Rule 9019 Approving the Settlement Agreement Between the Debtors and the Official Committee of Retired Employees
[Docket No. 2138] (the “1114 Settlement Motion”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.  For the purpose of this Agreement, capitalized terms used in this Agreement, whether in singular or in plural, shall have the following meanings:

“1114 Committee” has the meaning set forth in the preamble.

“1114 Settlement Motion” has the meaning set forth in the preamble.

“Adversary Proceeding” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Allowed Administrative Claim” has the meaning set forth in Section 4(b).

“Allowed Unsecured Claim” has the meaning set forth in Section 4(a).

“Approval Order” means an order by the Court approving the Agreement, substantially in the form attached hereto as Exhibit A.

“Bankruptcy Cases” has the meaning set forth in the preamble.

“Bankruptcy Code” has the meaning set forth in the preamble.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Bankruptcy Court for the Southern District of New York.

“Clarification Order” means the Order Modifying the Order Directing the Appointment of a Section 1114 Committee and Authorizing the Compensation and Reimbursement of the Professionals of the Official Committee of Retired Employees Nunc Pro Tunc to May 23, 2012:
(I) Haskell Slaughter Young & Rediker, LLC as Co-Counsel, (II) Arent Fox, LLP as Co-Counsel, (III) Zolfo Cooper, LLC, as Bankruptcy Consultants and Financial Advisors and (IV) if Retained by Separate Order, the Segal Company, as Actuarial Advisors, dated
July 18, 2012 [Docket No. 1695].

“COBRA Continuation Coverage” has the meaning set forth in Section 2(e).

“Compensation Order” means the Court’s Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals dated February 15, 2012.

“Court” has the meaning set forth in the preamble.

“Creditors’ Committee” means the Official Committee of Unsecured Creditors of Eastman Kodak Company, et al.

“Debtors” has the meaning set forth in the preamble.

“Effective Date” means the second business day after (i) the entry of the Approval Order, which order includes the requested relief from Bankruptcy Rule 6004(h), or

(ii) if relief from Bankruptcy Rule 6004(h) has not been granted, the fourteenth (14) day after the entry of the Approval Order; in each case provided that the Approval Order has not been stayed, modified, revoked or vacated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Kodak” has the meaning set forth in the preamble.

“Party” means any of the Debtors and the 1114 Committee.

“Petition Date” has the meaning set forth in the preamble.

“Retention Orders” means, collectively, (i) the Order Authorizing Employment and Retention of Arent Fox LLP as Co-Counsel for the Official Committee of Retired Employees of Eastman Kodak Company Nunc Pro Tunc, dated July 18, 2012 [Docket No. 1692]; (ii)
the Order Authorizing Employment and Retention of Haskell Slaughter Young & Rediker LLC as Co-Counsel for the Official Committee of Retired Employees of Eastman Kodak Company Nunc Pro Tunc, dated July 18, 2012 [Docket No. 1693]; (iii) the Order Authorizing
the Official Committee of Retired Employees of Eastman Kodak Company to Employ and Retain Zolfo Cooper LLC as its Bankruptcy Consultants and Financial Advisors Nunc Pro Tunc, dated July 18, 2012 [Docket No. 1691]; and (iv) the Order Authorizing the

Official Committee of Retired Employees of Eastman Kodak Company to Employ and Retain The Segal Company as its Actuarial Consultants Nunc Pro Tunc, dated August 7, 2012 [Docket No. 1824].

“Retiree Benefits” has the meaning set forth in the preamble.

“Retirees” means, collectively, retired employees and long-term disability recipients (and their respective spouses, dependents and survivors) for whom any of the Debtors were providing Retiree Benefits as of the Termination Date.

“Tax Code” means the Internal Revenue Code of 1986, as amended.

“Termination Date” has the meaning set forth in Section 2(a).  For the avoidance of doubt, the Termination Date will occur only if the Effective Date occurs.

“Termination Motion” has the meaning set forth in the preamble.

“Termination Notice” has the meaning set forth in Section 6(a).

“Trust Agreement” has the meaning set forth in Section 3(b).

“VEBA Payment” has the meaning set forth in Section 3(c).

“VEBA Trust” has the meaning set forth in Section 3(a).

“Working Group” has the meaning set forth in Section 6(b).

2. Provision and Scope of Retiree Benefits.

(a) Continuation of Retiree Benefits.  The Debtors shall maintain in effect the current Retiree Benefits (e.g., the current levels of premium subsidies and premium levels for the Debtors and the Retirees, respectively) for claims incurred by the Retirees prior to 11:59 p.m. Eastern Time December 31, 2012 (the “Termination Date”).  All obligations of the Debtors to provide Retiree Benefits for the Retirees shall terminate as of the Termination Date.  Effective as of the Termination Date, the Debtors shall terminate or amend the plans and programs under which they provide Retiree Benefits such that no Retiree Benefits shall be provided for claims incurred after the Termination Date, provided, however, that the Debtors shall continue to administer claims incurred prior to the Termination Date and cause the plans and programs to pay for any such covered claims in accordance with such plans and programs.

(b) Metropolitan Life Survivor Income Benefits. For the avoidance of doubt, survivor income benefits under the Family Protection Program that are paid through fully-paid annuity contracts under the life insurance policy issued by Metropolitan Life Insurance Company to Kodak, as policyholder, on October 1, 1979 (Group Policy No. A24865-G: Basic Survivor Income Benefit – Life Insurance) for deaths that occur prior to the Termination Date shall not be affected or impaired by this Agreement.

(c) Conversion Rights.  Following the Termination Date, with respect to terminated Retiree Benefits, each eligible Retiree will be entitled to exercise any and all conversion rights provided by any plan or program maintained or established by the Debtors in which such Retiree is a participant, in accordance with such plan or program documents.

(d) Incurrence of Claims.  Claims for Retiree Benefits will be deemed to be incurred through the Termination Date for purposes of Section 2(a) if the service giving rise to such claim was provided to the Retiree prior to the Termination Date or, in the case of life insurance or survivor benefits, the death occurred prior to the Termination Date.

(e) COBRA.  The Debtors shall provide, or shall cause to be provided, at the Retirees’ own cost, continuation coverage required by section 4980B of the Tax Code and Part 6 of Title I of ERISA, and the regulations issued respectively thereunder (collectively, “COBRA Continuation Coverage”) to Retirees who lose medical and dental coverage as a result of the amendment or termination of the plans and programs under which the Debtors provide Retiree Benefits pursuant to this Agreement.  The Parties acknowledge that a COBRA qualifying event in bankruptcy under section 4980B(f)(2) of the Tax Code and Section 602 of ERISA (or any successor provisions thereto) has occurred.  If a Retiree elects to receive COBRA Continuation Coverage, such Retiree does so at his or her sole cost and expense and the Debtors shall not be required to make any payments towards providing COBRA Continuation Coverage pursuant to this Section 2(e) or otherwise, except as otherwise provided under section 4980B of the Tax Code.  Nothing in this Agreement shall prohibit the 1114 Committee or the VEBA Trust (as defined below) from allocating a portion of the assets of the VEBA Trust to any Retiree who elects COBRA Continuation Coverage, and the existence of the VEBA Trust shall not constitute group health plan coverage under COBRA that would cause COBRA Continuation Coverage to terminate.

3. VEBA Trust.

(a) Establishment.  The 1114 Committee shall establish a tax-exempt Voluntary Employees’ Beneficiary Association Trust, as described in section 501(c)(9) of the Tax Code (the “VEBA Trust”), in order to fund, after the Termination Date, any “life, sick, accident, or other benefits” (as described under section 501(c)(9) and the regulations thereunder) to such Retirees as the 1114 Committee or the VEBA Trust shall determine.  It is intended that earnings of the VEBA Trust will not be subject to federal income tax.

(b) Trust Agreement.  The trust agreement establishing the VEBA Trust (the “Trust Agreement”) shall specify that the 1114 Committee or the trustee(s) elected or appointed by the 1114 Committee will administer the VEBA Trust.  The terms of the Trust Agreement shall not impose any obligations on the Debtors.

(c) Cash Contribution.  To support the VEBA Trust’s initial administration and benefits payments, on the Effective Date, the Debtors shall provide the 1114 Committee with a cash payment of $7.5 million (the “VEBA Payment”) payable to the VEBA Trust or other fund or account as directed by the 1114 Committee in writing prior to such date.  If a VEBA Trust has not been established as of the Effective Date, the VEBA Payment will be remitted to and held by the 1114 Committee (for the benefit of the VEBA Trust) until the VEBA

(d) Trust is established.  The VEBA Payment shall be transferred or paid by the Debtors free and clear of any liens, claims or other encumbrances.

(e) No Future Negotiations.  After the Effective Date, the 1114 Committee, the Retirees and the Debtors may not seek to negotiate any increase, decrease, or refund of the Debtors’ funding or payment obligations set forth in this Agreement.  The 1114 Committee, acting as the sole authorized representative of the Retirees, shall not seek to obligate the Debtors to (i) provide any additional payments to the VEBA Trust (whether for the purpose of providing Retiree Benefits, to administer the VEBA Trust or for any other reason); (ii) make any other payments for the purpose of providing Retiree Benefits; or (iii) provide or assume the cost of Retiree Benefits through any other means.  The Debtors shall not seek to obligate the 1114 Committee or the VEBA Trust to decrease any funding obligations or to refund any payments to the Debtors or the Debtors’ benefit plans or programs.  This provision does not prohibit the VEBA Trust from exercising any rights of recoupment it may have should it be discovered that an erroneous payment was made by the VEBA Trust to the Debtors or the Debtors’ benefits plans or programs.

(f) VEBA Trust Benefits Not Specified.  Nothing in this Agreement shall require, or be interpreted to require, the VEBA Trust to offer any specific kind of benefits or any particular amount of benefits to any particular Retiree or group of Retirees.  The 1114 Committee and/or the trustees of the VEBA Trust will have the sole and exclusive right, and full discretion, to offer whatever benefits they deem appropriate through the VEBA Trust.

(g) No Liability.  Nothing in this Agreement shall require, or be interpreted to require, the Debtors to guarantee or warrant the investment returns on the assets in the VEBA Trust or create any other liability of the Debtors in favor of the Retirees, the 1114 Committee or the VEBA Trust in connection with the establishment, design or maintenance of, the VEBA Trust, the selection or monitoring of its trustees, or the provision of funds or benefits thereunder, other than the obligations expressly set forth in this Agreement.

4. 1114 Committee Claims.

(a) Allowed Unsecured Claim.  The Debtors agree to an allowed, non-priority, general unsecured claim in the amount of $635 million (the “Allowed Unsecured Claim”) in the name of, and for the benefit of, the VEBA Trust or, if the VEBA Trust has not been established as of the Effective Date, the 1114 Committee for the benefit of the VEBA Trust.  On the Effective Date, without the need for the execution and delivery of additional documentation, or entry of additional orders of the Court, the 1114 Committee, as the sole authorized representative of the Retirees, shall have an Allowed Unsecured Claim against the Debtors.  Without limiting the foregoing, and for administrative convenience, the 1114 Committee, as the sole authorized representative of the Retirees, shall as soon as practicable after the Effective Date, file a consolidated single proof of claim evidencing the Allowed Unsecured Claim against the Debtors.  Such proof of claim shall be allowed without the further entry of additional orders of the Court.

(b) Allowed Administrative Claim.  The Debtors agree to an allowed, administrative claim, pursuant to sections 503(b) and 507(a) of the Bankruptcy Code, in the amount of $15 million (the “Allowed Administrative Claim”), payable pursuant to a confirmed plan, but not at any time prior; provided however, if these Bankruptcy Cases are converted to cases under chapter 7 of the Bankruptcy Code, the Allowed Administrative Claim will be satisfied in accordance with the Bankruptcy Code.  The Allowed Administrative Claim shall be provided to the VEBA Trust or, if the VEBA Trust has not been established as of the Effective Date, to the 1114 Committee for the benefit of the VEBA Trust.  The Allowed Administrative Claim shall be satisfied as provided under the Bankruptcy Code; provided, however, that at the discretion of the holder of the Allowed Administrative Claim, the Allowed Administrative Claim may be satisfied by cash, equity or other securities under a confirmed plan of reorganization; provided that such right will be available only if such confirmed plan provides for the distribution of equity securities to holders of general unsecured claims and such claim shall be satisfied at a value consistent with the value of the equity securities distributed to such holders, or as otherwise agreed to by the Debtors and the 1114 Committee.

(c) Additional Terms.  The Allowed Unsecured Claim and the Allowed Administrative Claim shall be permanently allowed and shall not be subject to objection or challenge, including but not limited to, recharacterization, subordination, avoidance or otherwise.  If the VEBA Trust is established after the Effective Date, the 1114 Committee shall promptly assign the Allowed Unsecured Claim and/or the Allowed Administrative Claim (or portions thereof) or the proceeds thereof to the VEBA Trust.  The 1114 Committee or the VEBA Trust, as applicable, shall have the right to sell, assign, convey or encumber the Allowed Unsecured Claim and the Allowed Administrative Claim.  The Allowed Unsecured Claim may be split and sold in tranches (of not less than $5 million each) without further order of the Court or consent by the Debtors.  The 1114 Committee or the VEBA Trust, as applicable, shall comply with all laws, including applicable securities laws (if any), in connection with the sale or transfer of any claim.  The Debtors shall not object to or otherwise contest any sale or transfer in accordance with this Agreement by the 1114 Committee or the VEBA Trust.  The Debtors shall have no liability with respect to any sale or transfer of any claim.  The holders of the Allowed Administrative Claim and Allowed Unsecured Claim, whether they be the 1114 Committee, the VEBA Trust (with respect to the 1114 Committee and the VEBA Trust, subject to Section 9), or any purchaser or assignee of the claims or portion of the claims, shall be entitled to exercise any voting rights or receive any treatment or distribution as provided by any reorganization plan filed in the Bankruptcy Cases.  For administrative convenience of the Debtors and maintenance of the claims register in these Bankruptcy Cases, the 1114 Committee or the VEBA Trust, as appropriate, shall use its commercially reasonable best efforts to notify the Debtors of any sale, assignment, or conveyance of the Allowed Unsecured Claim (or any portion thereof) or the Allowed Administrative Claim (or any portion thereof) by the 1114 Committee or the VEBA Trust as soon as practicable after the sale, assignment, or conveyance by the 1114 Committee or the VEBA Trust; provided, however, that the providing of the notice, the content of the notice, or the failure to provide a notice will not in any way affect or impair the validity of any such sale, assignment, or conveyance.

5. Individual Bankruptcy Claims.  The payments and claims to be provided to the 1114 Committee or the VEBA Trust or other account designated by the 1114 Committee pursuant to this Agreement are in consideration for the termination of Retiree

6. Benefits prior to the conclusion of the Bankruptcy Cases and in full and final satisfaction for all claims arising from the termination of Retiree Benefits.  The VEBA Payment, the Allowed Unsecured Claim and the Allowed Administrative Claim shall be in full and final satisfaction of the Debtors’ liability with respect to the termination of Retiree Benefits, except for those liabilities expressly provided herein, and no person shall be allowed a claim in the Bankruptcy Cases in respect of the termination of Retiree Benefits other than the claims provided pursuant to this Agreement.  Any rights under section 1114(g)(3) to request in the future an order to increase the Retiree Benefits, or to reduce the consideration payable to the 1114 Committee or the VEBA Trust pursuant to the Settlement Agreement, are conclusively and finally waived.  This Section 5 pertains only to claims that may be brought in the Bankruptcy Cases based on the termination of Retiree Benefits; nothing in this provision affects the ability of Retirees to submit benefit claims to the Kodak plans and programs, or to pursue benefit claims already submitted to such plans and programs, for benefit claims incurred prior to the Termination Date, consistent with the administrative claims procedures of the applicable plan(s) and programs and ERISA.

7. Communications.

(a) Notice to Retirees.  No later than 45 days prior to the Termination Date, the Debtors shall provide written notice (the “Termination Notice”) to, and use their communications lists, infrastructure, and systems to communicate with, the Retirees regarding the termination, modification and transition of the Retiree Benefits.  Any expenses in connection with such Termination Notice shall be the Debtors’ sole responsibility.

(b)   Retiree Working Group.  The Parties shall form a working group (the “Working Group”) to oversee communications with Retirees with respect to the termination and modification of Retiree Benefits.  The Working Group, in good faith and in its reasonable judgment, shall determine the terms, frequency, and methods of appropriate communications in order to provide prompt advance notice and comprehensive information to all the Retirees of the changes and circumstances surrounding, and information regarding, the termination, modification and transition of the Retiree Benefits, the rights each Retiree may have as to remaining Retiree Benefits, COBRA Continuation Coverage, benefits from the VEBA Trust, and any other options and alternatives each Retiree may possess.  The Debtors shall be solely responsible for all reasonable costs and expenses of the Working Group and communications to Retirees.

(c) Call Center and Town Halls.  The Debtors shall maintain a call center for the benefit of the Retirees through March 31, 2013, or earlier, if agreed by the Working Group.  At least three (3) town hall meetings shall be held during the period between the date of the Termination Notice and the Termination Date.  The Parties or the Working Group shall, in good faith, jointly determine the appropriate content, scope, format, and reasonable information to be provided in the town hall meetings, and the call center and town hall meetings shall be designed to reach as many Retirees as reasonably possible and to address issues and concerns regarding the termination, modification and transition of the Retiree Benefits. All costs and expenses associated with the call center and town hall meetings shall be borne solely by the Debtors.

(d) Public Announcements.  The Parties shall consult with each other and be afforded input before either Party or anyone representing or speaking on behalf of either Party issues any press release or otherwise makes any public statements or has any communications with members of the press with respect to this Agreement and the transactions contemplated herein.

8. Duties and Responsibilities of the 1114 Committee.  The 1114 Committee shall continue to serve as the sole authorized representative of the Retirees through the date of any confirmed plan(s) of reorganization or conversion of the Bankruptcy Cases, and the 1114 Committee and its professionals shall perform their obligations or duties under this Agreement and with respect to the transactions contemplated thereunder, the Clarification Order, and the Retention Orders, including, but not limited to, the administration and monetization of the Allowed Unsecured Claim and the Allowed Administrative Claim (whether held by the 1114 Committee or the VEBA Trust), the creation, establishment and administration of the VEBA Trust and matters related thereto, and the performance of the terms of the Settlement Agreement and the transactions contemplated thereunder.  The Debtors shall have no obligation to pay any fees or costs for the administration of the VEBA Trust after the date of any confirmed plan(s) of reorganization or conversion of the Bankruptcy Cases, and the Debtors shall not, at any time, pay any of the fees or costs of an investment manager, as that term is defined in Section 3(38) of ERISA, hired by or working on behalf of the VEBA Trust.

9. Professional Fees.  The reasonable expenses of the 1114 Committee, and the reasonable fees and expenses of the 1114 Committee’s professionals and advisors, respectively, in regard to the matters described in Section 7, shall continue to be payable by the estate, subject to the approval of the Court consistent with the Clarification Order, the Compensation Order, and the Retention Orders through the date of any confirmed plan(s) of reorganization or conversion of the Bankruptcy Cases.

10. Plan of Reorganization.  The Debtors hereby covenant and agree that any plan(s) of reorganization pursued by the Debtors in the Bankruptcy Cases shall be in conformity with this Agreement, and shall incorporate the terms and provisions of this Agreement, as applicable.  Except to the extent that the holder(s) of the Allowed Unsecured Claim agree to less favorable treatment, each holder of the Allowed Unsecured Claim shall be classified and receive the same treatment as the treatment provided to each holder of an allowed general unsecured claim under any confirmed plan(s) of reorganization in the Bankruptcy Cases, including, without limitation, with respect to distributions pursuant to any such plan(s) of reorganization.  From and after the date hereof,  and provided that (a) this Agreement has not been breached or violated by the Debtors and (b) any plan(s) of reorganization filed in these Bankruptcy Cases are consistent with the terms of this Agreement, the 1114 Committee shall support, and the VEBA Trust, except to the extent inconsistent with its fiduciary duties under ERISA, shall not object to or vote against, the confirmation of such plan(s) of reorganization.  Nothing in this Agreement shall be deemed to be a solicitation or acceptance of any plan(s) of reorganization in these Bankruptcy Cases.

11. Release of Claims.

(a) 1114 Committee’s Release.  On the Effective Date, without the need for the execution and delivery of additional documentation, the 1114 Committee, on behalf of itself and every Retiree, in every capacity in which they may now or in the future act, and each of their respective advisors, representatives, attorneys, successors, and predecessors, and any other person or entity that claims or might claim through, on behalf of, or for the benefit of, any of the foregoing, whether directly or derivatively, unconditionally, fully and forever releases, discharges, and acquits each of the Debtors and reorganized Debtors, their direct and indirect parents, direct and indirect subsidiaries (whether wholly or partially owned), affiliates, executors, estates, heirs, and assigns, and each of their respective current and former partners, agents, officers, directors, employees, advisors, representatives, attorneys, successors, and predecessors (in each case, solely in his, her, or its capacity as such), the plans and programs under which the Debtors provide Retirees Benefits, and their fiduciaries, administrators, and trustees, from any and all manner of claims, actions, suits, debts, covenants, contracts, controversies, agreements, promises, judgments, executions, rights, damages, costs, expenses, claims, and any and all demands and causes of action of every kind, nature and character whatsoever, at law or in equity, whether based on contract (including, without limitation, quasicontract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, willful misconduct or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, certain or contingent, which they ever had or now have, prior to or as of the Termination Date, arising out of or based upon the termination of Retiree Benefits and the matters encompassed by section 1114 of the Bankruptcy Code in these Bankruptcy Cases.  This Section 10(a) shall not release any of the obligations created by this Agreement.

(b) Debtors’ Release of the 1114 Committee and Advisors.  On the Effective Date, without the need for the execution and delivery of additional documentation, the Debtors, their subsidiaries and affiliates, in every capacity in which they may now or in the future act, and each of their respective advisors, representatives, attorneys, successors, and predecessors, and any other person or entity that claims or might claim through, on behalf of, or for the benefit of, any of the foregoing, whether directly or derivatively, unconditionally, fully and forever release, discharge, and acquit the 1114 Committee and each of its current and former members and advisors, their direct and indirect parents, direct and indirect subsidiaries (whether wholly or partially owned), affiliates, and assigns, and each of their respective current and former partners, advisors, agents, representatives, attorneys, successors, and predecessors from any and all manner of claims, actions, suits, debts, covenants, contracts, controversies, agreements, promises, judgments, executions, rights, damages, costs, expenses, claims, and any and all demands and causes of action of every kind, nature and character whatsoever, at law or in equity, whether based on contract (including, without limitation, quasicontract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, willful misconduct or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, certain or contingent, which they ever had or now have, prior to or as of the Termination Date, arising out of or based upon the termination of Retiree Benefits and the matters encompassed by section 1114 of the Bankruptcy Code in these

(c) Bankruptcy Cases.  This Section 10(b) shall not release any of the obligations created by this Agreement.

(d) No Admission.  Neither the entry into this Agreement nor the consent to entry of an order approving this Agreement is or may be construed, or used, as an admission by or against the Debtors or the 1114 Committee of any fault, wrongdoing or liability.

12. Dismissal of Adversary Proceeding.  As soon as practicable after the Effective Date, the 1114 Committee shall dismiss the Adversary Proceeding with prejudice.

13. Cooperation.

(a) Court Approval.  The Parties shall not object to, or support any other party in objecting to, or, once entered, seeking to revoke or appeal, the Approval Order.  The Debtors, in consultation with the 1114 Committee, shall prepare the necessary and required pleading(s), if any, in response to any objections to the 1114 Settlement Motion or this Agreement and the Debtors and the 1114 Committee shall take such action as is appropriate to obtain approval and consummation of this Agreement; provided that the Debtors shall provide a draft of any pleading or order with respect to this Agreement to the 1114 Committee for review and comment no later than 24 hours prior to the filing of such pleading or order.  The Parties also agree to cooperate with each other in good faith, execute any supplementary documents and take such additional actions as may be reasonable or appropriate to give full force and effect to the terms and intent of this Agreement.  The Debtors shall use their reasonable efforts to obtain support of this Agreement by the Creditors’ Committee and the Ad Hoc Committee of Second Lien Noteholders.

(b) VEBA Trust.  The Debtors will provide reasonable access to the Debtors’ professionals, agents and employees (including Kodak employees familiar with its Retiree Benefits), and the Debtors’ books and records, at the 1114 Committee’s reasonable request and to the extent reasonably necessary to implement the terms of this Agreement and to establish the VEBA Trust (subject to compliance with all applicable law, rules and regulations).

14. Effective Date.  This Agreement constitutes an agreement between the Parties as permitted by section 1114(e)(1)(B) of the Bankruptcy Code, and shall be effective only upon the occurrence of the Effective Date.  For the avoidance of doubt, the Parties’ obligations hereunder shall only become obligations if the Effective Date occurs.  If the Effective Date does not occur by November 23, 2012, either (a) the Debtors or the 1114 Committee may terminate this Agreement as of November 30, 2012, upon seven (7) days’ written notice to the other Party, provided that the Party seeking to terminate the Agreement shall not be in breach hereof, or (b) the Parties may take such other action to which both Parties agree in writing.  If the Agreement is terminated as provided in this Section, the Agreement shall be null, void, and without further effect.  Notwithstanding the foregoing, Sections 10(c), 14(b), 14(c), 14(d) and 14(f) shall survive the termination of this Agreement.

15. Miscellaneous.

(a) Information Requests and Proofs of Claim.  As of the Effective Date, all outstanding information requests are deemed withdrawn.  Any proofs of claim filed by

(b) individual Retirees arising from or based upon the termination or modification of Retiree Benefits are disallowed in their entirety and deemed settled, resolved and expunged.  Nothing in this provision affects the ability of Retirees to submit benefit claims to the Kodak plans and programs, or to pursue benefit claims already submitted to such plans and programs, for benefit claims incurred prior to the Termination Date, consistent with the administrative claims procedures of the applicable plan(s) and programs and ERISA.

(c) Governing Law.  Except to the extent preempted by federal law, the validity, performance, construction, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of law provisions, to the extent that they would result in the application of laws of any other jurisdiction.

(d) Jurisdiction, Notices and Dispute Resolution.  The Parties hereby submit to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York and any U.S. federal appellate court therefrom (or, if the United States Bankruptcy Court for the Southern District of New York declines to or may not accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York) for any actions, suits or proceedings arising out of or relating to this Agreement (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and each party further agrees that service of any process, summons, notice or document by a nationally recognized overnight courier service to the following addresses shall be effective service of process for any action, suit or proceeding brought against it in any such court:

If to the Debtors:

Eastman Kodak Company
343 State Street
Rochester, New York 14650
Telephone:  585-724-4000
Facsimile:  585-781-9255
Attention:  General Counsel

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Telephone:  212-558-4000
Facsimile:  212-558-3588
Attention:  Andrew G. Dietderich
Marc Trevino
Michael H. Torkin

And to:

Groom Law Group, Chtd
1701 Pennsylvania Avenue, N.W.
Washington, DC 20006-5811
Telephone:  202-857-0620
Facsimile:  202-659-4503
Attention:  Lonie A. Hassel
Edward J. Meehan

If to the 1114 Committee:

Arent Fox LLP
1675 Broadway
New York, New York 10019
Telephone:  212-484-3900
Facsimile:  212-484-3990
Attention:  Andrew I. Silfen

And to:

Arent Fox LLP
1050 Connecticut Avenue, NW
Washington, DC 20036-5339
Telephone:  202-857-6000
Facsimile:  202-857-6395
Attention:  Carol Connor Cohen
Caroline Turner English

And to:

Haskell Slaughter Young & Rediker, LLC
2001 Park Place, Suite 1400
Birmingham, Alabama 35203
Telephone:  205-251-1000
Facsimile:  205-324-1133
Attention:  R. Scott Williams
Jennifer B. Kimble

The addresses and contacts provided for herein may be changed by either Party upon providing notice to the other Party in accordance with this Section 14(c).  Each Party will bear its own costs and fees relating to actions, suits or proceedings; provided, however, that any Party may submit a request for payment of attorneys’ fees and costs at the conclusion of the proceeding to enforce the terms of this Agreement.

(e) Specific Performance.  Damages at law may be an inadequate remedy, or not available, for the breach by the Debtors, the 1114 Committee or the VEBA Trust (once formed), of any of the covenants, promises and agreements contained in this Agreement, and, accordingly, each of the Debtors, the 1114 Committee and the VEBA Trust, as applicable, shall be entitled to specific performance with respect to any such breach.  The rights of the

(f) Debtors and the 1114 Committee set forth in this Section 14(d) shall be in addition to any other rights which a party may have at law or in equity pursuant to this Agreement.

(g) Waiver.  Neither this Agreement nor any provision hereof may be waived without the prior written consent of the Party against whom such waiver is asserted.  No delay or omission by either Party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof.  Consent by either Party to, or waiver of, a breach by the other Party shall not constitute consent to, waiver of, or excuse for any other different or subsequent breach.

(h) Reservation of Rights.  If the Effective Date does not occur by November 30, 2012 and the Agreement is terminated as provided hereunder, or if the Approval Order is reversed, revoked or vacated, all Parties’ rights under the law are reserved as if this Settlement Agreement were never entered into.

(i) No Third-Party Beneficiaries.  Except as explicitly provided for in this Agreement, nothing in this Agreement is intended to confer upon any person any right as a third-party beneficiary of the terms of this Agreement.  No provision of this Agreement will (i) create or be deemed to create any third-party beneficiary or other rights in any Retiree (including any beneficiary or dependent thereof) or any other entity other than the Parties and their respective successors and permitted assigns, (ii) constitute or be deemed to constitute an amendment to any plan or program under which the Debtors provide Retiree Benefits, (iii) create any new health or welfare plans for the benefit of the Retirees or (iv) limit the discretion or authority of the Debtors to interpret the plans or programs under which they provide Retiree Benefits in accordance with their terms and applicable law.

(j) Severability.  If any term, clause, provision, or part thereof, of this Agreement is invalidated or unenforceable by operation of law or otherwise, the Parties shall negotiate in good faith a replacement, but legally valid, term, clause or provision that best meets the intent of the Parties.  The remaining provisions of this Agreement will remain in full force and effect to the extent that the interests of the Parties in entering this Agreement can be realized.

(k) Assignment.  No Party to this Agreement may assign any of its rights hereunder without the prior written consent of the other Parties, except as set forth in this Agreement, and any purported assignment in violation of this sentence shall be void.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(l) Amendment; Entire Agreement.  This Agreement sets forth the entire understanding and agreement between the Parties as to the subject matter of this Agreement and merges and supersedes all previous communications, negotiations, warranties, representations and agreements, either oral or written, with respect to the subject matter hereof.  No amendment, addition to or modification of this Agreement shall be binding on either Party unless reduced to writing and agreed upon by each of the Parties and approved by the Court.

(m) Headings; Construction.  All headings used in this Agreement are

(n) inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause or provision herein.  Unless the context requires otherwise, references to the singular include the plural and vice versa, references to Exhibits are references to exhibits to this Agreement, references to Articles and Sections are references to the articles and sections of this Agreement, the term “including” or “includes” means “including without limitation” or “includes without limitation,” and references to the 1114 Committee refers to the 1114 Committee as the sole authorized representative of the Retirees.

(o) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Eastman Kodak Company, on behalf of the Debtors, and the 1114 Committee, as the sole authorized representative of the Retirees, have caused this Agreement to be executed by their authorized representatives as of November 6, 2012.

EASTMAN KODAK COMPANY

By:

Name: Title:

OFFICIAL COMMITTEE OF RETIRED EMPLOYEES OF EASTMAN KODAK COMPANY, ET AL.

By:

Name: Title:

EXHIBIT A

Approval Order

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: EASTMAN KODAK COMPANY, et al.,1 Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

ORDER APPROVING SETTLEMENT AGREEMENT BETWEEN
THE DEBTORS AND THE OFFICIAL COMMITTEE OF RETIRED EMPLOYEES
PURSUANT TO SECTIONS 105, 363 AND 1114 OF THE BANKRUPTCY CODE AND
RULE 9019 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE
AND PROVIDING FOR OTHER RELATED RELIEF

Upon the motion (the “1114 Settlement Motion”) of Eastman Kodak Company and certain of its affiliates, as debtors and debtors in possession (collectively, the “Debtors”), for entry of an order (this “Order”) approving the Settlement Agreement (the “Settlement Agreement”)2 between the Debtors and the Official Committee of Retired Employees (the “1114 Committee”); and the Court having reviewed the 1114 Settlement Motion, given due consideration to the affidavits in support and having heard arguments, testimony and other evidence presented at the hearing before the Court (if any); and the Court having found that the relief requested in the 1114 Settlement Motion is in the best interests of the Debtors, the Debtors’ estates, their creditors and other parties in interest; and the Court having determined that the legal and factual bases set forth in the 1114 Settlement Motion establish just cause for the relief granted herein; and objections (if any) to the 1114 Settlement Motion having been withdrawn or overruled on the merits; and after due deliberation and sufficient cause appearing;

 THE COURT HEREBY FINDS THAT:

A. This Court has jurisdiction over these chapter 11 cases and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334.

B. The 1114 Settlement Motion is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

C. Venue of these proceedings and the 1114 Settlement Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Notice of the 1114 Settlement Motion, the Settlement Agreement, the hearing on the 1114 Settlement Motion and the form of this Order was properly served in accordance with the orders of the Court, the Bankruptcy Code and the Bankruptcy Rules, is adequate in all respects and constitutes due, sufficient and timely notice of the 1114 Settlement Motion, relief requested and transactions contemplated thereby and no further notice is required.

E. Both prior to and since the Petition Date, the Debtors offered retiree benefits, as defined in section 1114(a) of the Bankruptcy Code, to their Retirees (the “Retiree Benefits”).

F. The Debtors and the 1114 Committee participated in numerous and lengthy good faith negotiations consistent with section 1114(f)(2) of the Bankruptcy Code.  The Debtors made numerous proposals to the 1114 Committee regarding the modification of Retiree
Benefits and provided the 1114 Committee professionals with hundreds of thousands of pages of information to aid in its evaluation of the Debtors’ proposals.

1The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019).  The location of the Debtors’ corporate headquarters is:  343 State Street, Rochester, NY 14650.

2	All capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Settlement Agreement attached hereto as Exhibit 1.

G. The Settlement Agreement constitutes an agreement by the 1114 Committee, as the authorized representative of the Retirees, as permitted by section 1114 of the Bankruptcy Code.

H. The Settlement Agreement is the result of good faith arm’s-length negotiations and, under the circumstances, is fair and equitable to the Debtors and the Debtors’ stakeholders, and consummation of the settlement is in the best interests of the Debtors and the Debtors’ estates.

I. The Settlement Agreement confers substantial benefits upon the Debtors and the Debtors’ estates, avoids the risks and delay of litigation, and is beneficial under the circumstances to the Retirees.

J. The Settlement Agreement resolves one of the Debtors’ most substantial legacy and ongoing liabilities; settles, among other things, potential administrative expense claims substantially in excess of the amount being paid by the Debtors under the Settlement Agreement;
significantly enhances the Debtors’ liquidity; and eliminates the need for lengthy, costly, risky and uncertain litigation.  It is projected to save the Debtors approximately $10 million per month in cash flow by the end of the first quarter of 2013 and, assuming a June 2013 emergence, a total of approximately $37.5 million in pre-emergence cash flow for 2013 (after funding a cash payment of $7.5 million and a $15 million allowed administrative expense claim (the “Allowed Administrative Claim”)).

K. The Debtors cannot continue the Retiree Benefits.

L. The Settlement Agreement is a necessary and critical step towards the Debtors’ ability to reorganize and emerge from bankruptcy.  More specifically, the termination of Retiree

Benefits provided for in the Settlement Agreement is necessary to permit the reorganization of the Debtors and is clearly favored by the balance of the equities.

M. Without the concessions reflected in the Settlement Agreement, the Debtors’ current business plans, including their business plan upon emergence, would reasonably be expected not to be workable.

N. Without approval of the Settlement Agreement, the Debtors’ ability to secure or obtain post-petition, bridge and exit financing would reasonably be expected to be impeded or complicated.

O. The Settlement Agreement represents a global settlement of multiple litigable issues on an integrated basis, including, but not limited to, the settling of the Adversary Proceeding.

P. As part of the settlement, and during the negotiation process, the Debtors agreed to continue Retiree Benefits from October 1, 2012 through and to the Termination Date, resulting in a benefit to the Retirees of over $30 million.

Q. The requirements set forth in Bankruptcy Rule 6004(a) are satisfied.

R. Pursuant to Bankruptcy Rule 6004(h), this Court finds that there is no reason for delay in the implementation of this Order.

IT IS THEREFORE HEREBY ORDERED THAT:

1. 2.	The 1114 Settlement Motion is granted to the extent set forth herein. The terms and conditions of the Settlement Agreement are hereby incorporated by reference.

3. Pursuant to Bankruptcy Rule 9019, the Settlement Agreement and all transactions contemplated thereunder and the settlements and compromises set forth therein are approved and shall be enforceable, fully binding and effective.

4. The Debtors and the 1114 Committee (on behalf of all Retirees) are authorized, pursuant to sections 363 and 1114 of the Bankruptcy Code and Bankruptcy Rule 9019, to enter into, execute and deliver the Settlement Agreement substantially in the form attached hereto as Exhibit 1.

5. The Debtors’ obligations pursuant to the Settlement Agreement shall constitute allowed administrative expenses under sections 503(b) and 507(a) of the Bankruptcy Code as and to the extent provided in the Settlement Agreement.

6. The Debtors and 1114 Committee are hereby authorized and empowered to execute and deliver such documents, and take and perform any and all actions, reasonably necessary or appropriate to implement and effectuate the Settlement Agreement and the relief requested in the Settlement Motion and granted in connection with this Order.

7. The 1114 Committee shall establish a tax-exempt Voluntary Employees’ Beneficiary Association Trust, as described in section 501(c)(9) of the Tax Code (the “VEBA Trust”), in order to fund, after the Termination Date, any “life, sick, accident, or other benefits” (as described under section 501(c)(9) and the regulations thereunder) to such Retirees as the 1114 Committee or the VEBA Trust shall determine.  Nothing in this Order shall require, or be interpreted to require, the VEBA Trust to offer any specific kind of benefits or any particular amount of benefits to any particular Retiree or group of Retirees.  The terms of the Trust Agreement shall not impose any obligations on the Debtors.  Nothing in this Order shall require, or be interpreted to require, the Debtors to guarantee or warrant the investment returns on the assets in the VEBA Trust or create any other liability of the Debtors in favor of the Retirees, the 1114 Committee or the VEBA Trust in connection with the establishment, design or maintenance of, the VEBA Trust, the selection or monitoring of its trustees, or the provision of funds or benefits thereunder, other than the obligations expressly set forth in the Settlement Agreement.

8. On the Effective Date, the Debtors shall provide the 1114 Committee with a cash payment of $7.5 million (the “VEBA Payment”) payable to the VEBA Trust or other fund or account as directed by the 1114 Committee in writing prior to such date.  If a VEBA Trust has not been established as of the Effective Date, the VEBA Payment will be remitted to and held by the 1114 Committee (for the benefit of the VEBA Trust) until the VEBA Trust is established.

9. The non-priority, general unsecured claim in the amount of $635 million (the “Allowed Unsecured Claim”) is hereby permanently allowed against the Debtors without the need for the execution and delivery of additional documentation or entry of additional orders of the Court.  Without limiting the foregoing, for administrative convenience, the 1114 Committee, as the sole authorized representative of the Retirees, shall as soon as practicable after the Effective Date, file a consolidated single proof of claim against the Debtors evidencing the Allowed Unsecured Claim.

10. The Settlement Agreement (including the filing of the proof of claim as set forth therein) supersedes and replaces in all respects the Joint Stipulation Amending and Supplementing Order Establishing Deadline for Filing Proofs of Claim with Respect to Individual Retirees and Approving the Form and Manner of Notice Thereof, dated June 27, 2012 [Docket No. 1531].  The Debtors are not required to (i) establish a bar date with respect to any claims arising from the modification of Retiree Welfare Benefits or (ii) provide procedures for filing proofs of claim.  The only proof of claim to be filed in connection with the modification of Retiree Welfare Benefits shall be the proof of claim to be filed by the 1114 Committee pursuant to the Settlement Agreement.

11. The Allowed Administrative Claim in the amount of $15 million is hereby permanently allowed.

12. On the Effective Date, the Allowed Unsecured Claim and the Allowed Administrative Claim shall be provided to the VEBA Trust, or, if the VEBA Trust has not been established by the Effective Date, to the 1114 Committee (for the benefit of the VEBA Trust).  If the VEBA Trust is established after the Effective Date, the 1114 Committee shall promptly assign the Allowed Unsecured Claim and/or the Allowed Administrative Claim (or portions thereof) or the proceeds thereof to the VEBA Trust.

13. Without further order of this Court or consent by the Debtors, the 1114 Committee or the VEBA Trust, as applicable, shall have the right to sell, assign, convey or encumber the Allowed Unsecured Claim and the Allowed Administrative Claim.  The Allowed Unsecured Claim may be split and sold in tranches (of not less than $5 million each) without further order of the Court or consent by the Debtors.  The holders of the Allowed Administrative Claim and Allowed Unsecured Claim, whether they be the 1114 Committee, the VEBA Trust (with respect to the 1114 Committee and the VEBA Trust, subject to the provisions of the Settlement Agreement), or any purchaser or assignee of the claims or portion of the claims, shall be entitled to exercise any voting rights or receive any treatment or distribution as provided by any reorganization plan filed in the Bankruptcy Cases.

14. The Allowed Administrative Claim and the Allowed Unsecured Claim shall not be subject to objection or challenge, including, but not limited to, re-characterization, subordination, avoidance or otherwise.

15. The VEBA Payment, the Allowed Unsecured Claim and the Allowed Administrative Claim shall be in full and final satisfaction of the Debtors’ liability with respect to the termination of Retiree Benefits, except for those liabilities expressly provided in the Settlement Agreement, and no person shall be allowed a claim in the Bankruptcy Cases in respect of the termination of Retiree Benefits other than the claims provided pursuant to the Settlement Agreement.

16. After the Effective Date, the 1114 Committee, the Retirees, the VEBA Trust (once formed), and the Debtors may not seek to negotiate any increase, decrease or refund of the Debtors’ funding or payment obligations set forth in the Settlement Agreement.

17. The 1114 Committee, acting as the sole authorized representative of the Retirees, and the VEBA Trust (once formed), shall not seek to obligate the Debtors to (i) provide any additional payments to the VEBA Trust (whether for the purpose of providing Retiree Benefits, to administer the VEBA Trust or for any other reason); (ii) make any other payments for the purpose of providing Retiree Benefits; or (iii) provide or assume the cost of Retiree Benefits through any other means.  This Order does not prohibit the VEBA Trust from exercising any rights of recoupment it may have should it be discovered that an erroneous payment was made by the VEBA Trust to the Debtors or the Debtors’ benefits plans or programs.

18. The Debtors shall not seek to obligate the 1114 Committee or the VEBA Trust to decrease any funding obligations or to refund any payments to the Debtors or the Debtors’ benefit plans or programs.

19.  Any rights under section 1114(g)(3) to request in the future an order to increase the Retiree Benefits, or to reduce the consideration payable to the 1114 Committee or the VEBA Trust pursuant to the Settlement Agreement, are conclusively and finally waived.

20. All individual claims, including claims filed in the Bankruptcy Cases, arising from or based upon the termination or modification of Retiree Benefits are disallowed in their entirety and shall be deemed settled, resolved and expunged without the necessity of any further action by any party or further order of this Court.  Nothing in this Order shall affect the ability of Retirees to submit benefit claims to the Kodak plans and programs, and to pursue benefit claims already submitted to such plans and programs, for benefit claims incurred prior to the Termination Date, consistent with the administrative claims procedures of the applicable plan(s) and programs and ERISA.

21. The 1114 Committee, its members in their capacity as such, whether current or former, the Debtors, their estates, and each of their professionals and advisors, respectively, are hereby exculpated and shall not have or incur any liability for any claims, actions or inactions or omissions in connection with or arising out of matters relating to the pursuit, formulation, negotiation, drafting of the settlement, the execution and performance of the Settlement Agreement in accordance with its terms, the consummation, implementation and administration of the transactions contemplated by the Settlement Agreement in accordance with its terms, the creation and establishment of the VEBA Trust, and the administration, investment and liquidation of the Settlement Assets and, the 1114 Settlement Motion and this Order, through and including, the entry date of this Order; except for willful misconduct, gross negligence and bad faith as finally determined by the Court, and in all respects shall be entitled to rely upon the advice of counsel.

22. The releases set forth in the Settlement Agreement are hereby approved and incorporated into this Order.

23. Any plan(s) of reorganization pursued by the Debtors in the Bankruptcy Cases shall be in conformity with this Order and the Settlement Agreement, and shall incorporate the terms and provisions of the Settlement Agreement, as applicable.

24. To the extent there is any inconsistency between this Order and the Settlement Agreement, this Order shall govern.

25. The provisions and effect of this Order, any actions taken pursuant to this Order or the Settlement Agreement, and the rights, obligations, remedies and protections provided to the parties to the Settlement Agreement shall survive conversion, dismissal or closing of these chapter 11 cases, appointment of a trustee or other fiduciary, confirmation of a plan or plans of reorganization or liquidation and the terms and the provisions of this Order and the Settlement Agreement shall continue to be effective and binding and in full force and effect notwithstanding any of the foregoing.

26. The notice requirements set forth in Local Rule 9013-1(b) are satisfied.

27. If the 1114 Committee or the Debtors terminate the Settlement Agreement as provided therein, the Settlement Agreement shall be null, void, and without further effect, except for those provisions that expressly survive termination.

28. Relief from the stay imposed by Bankruptcy Rule 6004(h) is hereby granted.  This Order is immediately effective and enforceable, notwithstanding anything set forth in the Bankruptcy Rules or Local Rules or otherwise.

29. This Court retains jurisdiction with respect to all matters arising from or related to the implementation, interpretation or enforcement of this Order.

Dated: November 7, 2012	/s/ Allan L. Gropper
New York, New York	Allan L. Gropper United States Bankruptcy Judge

EXHIBIT 1

SETTLEMENT AGREEMENT